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                                  EXHIBIT 10.3

                                   AGREEMENT

       This agreement (the "Agreement") is made as of the 11th day of December, 1996, by and between Philip Morris Incorporated, a Virginia corporation with executive offices located at 120 Park Avenue, New York, New York 10017 ("Philip Morris"), and NEODATA Services, Inc., a Delaware corporation with executive offices located at 833 West South Boulder, Louisville, Colorado 80027-2499 ("NEODATA"), pursuant to which NEODATA will render fulfillment, telemarketing and database services (the "Services") for Philip Morris in connection with various Philip Morris promotional programs (the "Programs").

       1.     SERVICES.

      A. Fulfillment Services. As requested by Philip Morris, NEODATA shall perform certain fulfillment services, which will include the following, in connection with the Programs. Philip Morris and NEODATA may enter into one or more project agreements with respect to the Services to be provided in connection with one or more Programs, in the form attached hereto as Exhibit A. Each such project agreement will be subject to the terms and conditions of the Agreement and will include an Exhibit identifying the Program Merchandise for the relevant Program.

       1.     Order Processing.

      a. NEODATA shall create a computerized processing work path to accommodate the requirements for consumer orders (the "Orders") for the promotional Merchandise designated by Philip Morris (the "Program Merchandise") that NEODATA will fulfill in connection with the Programs, institute consumer controls and ensure that all Orders and shipments are trackable. If and when requested by Philip Morris, NEODATA shall immediately substitute Program Merchandise items bearing no cigarette branding for Program Merchandise bearing cigarette




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branding.  NEODATA will also segregate Program Merchandise bearing cigarette branding in a secure location to ensure against the inadvertent shipment of such Program Merchandise. If the substitution of non-branded Program Merchandise requires a substantial change to NEODATA's procedures, Philip Morris and NEODATA will enter into good faith negotiations regarding an adjustment to the Base Price (as hereinafter defined).

       b. NEODATA shall rent and designate an adequate number of post office boxes for the Programs and ensure that the boxes are available to receive Orders during the time periods designated by Philip Morris.

       c. NEODATA shall fulfill, process and cashier in connection with the Orders in strict compliance with instructions to be delivered to NEODATA by The Leo Burnett Company, or an alternative third party designated by Philip Morris, on behalf of Philip Morris and computer process the Orders.

       d.     NEODATA shall verify each Order and ensure that:

              (1) the consumer has submitted the appropriate number of (*) for the Program Merchandise item ordered (during each day that NEODATA receives Orders, NEODATA will (*);

              (2) if required by the terms of the Program offer, a (*) is received for all (*) in connection with each consumer's Order;

              (3) if permitted or required by the terms of the Program offer, a (*) is received in partial or full payment for the Program Merchandise ordered;


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               (4)    a (*) is included on each Order form;

               (5) if required by the terms of the Program offer, (*) is verified through the means of (*) provided that if such verification requires a substantial change to NEODATA's procedures, Philip Morris and NEODATA will enter into good faith negotiations regarding an adjustment to the (*);

               (6) the (*) does not exceed the maximum per Order or per Program permitted by Philip Morris;

               (7) all Orders meet the criteria for acceptability designated or approved by Philip Morris; and

               (8) all MARLBORO Unlimited Miles and Bonus Certificates (except those reserved for consumer refunds) are (*) to ensure that they are unusable.

       e. (*), NEODATA shall batch, endorse and deliver by (*) to Chemical Bank, or an alternative bank determined by Philip Morris, for deposit in the single depository account in the name of Philip Morris (the "Account") all funds received from consumers in connection with the Programs. NEODATA will not be authorized to, and will not, withdraw any funds from the Account.

       f. NEODATA shall perform all Services described in this Paragraph I.A.1. in a facility approved in advance by Philip Morris and located in the United States.

       2.     Warehousing.

       a. NEODATA shall receive, inspect in accordance with inspection guidelines to be provided by Philip Morris and assist third parties retained by Philip Morris in performing quality control inspections and safely and securely store and warehouse, all Program Merchandise. In

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addition, NEODATA will secure appropriate delivery documentation for the
Program Merchandise and deliver to Philip Morris, (*), the original documentation together with a Receiving Report, in a form mutually agreed upon by the parties, and permit Philip Morris on-line unlimited access to Program Merchandise inventory and receiving information. NEODATA will use its best efforts to integrate the Program Merchandise inventory and receiving information maintained on-line by Philip Morris.

       b. NEODATA shall dedicate the warehouse facilities identified in Exhibit B, and such other warehouse facilities as may be mutually agreed upon by the parties in lieu of or in addition to any or all of the warehouse facilities identified in Exhibit B (collectively, the "Warehouses") solely to the receipt, storage and, if and when requested by Philip Morris, shipment of the Program Merchandise or such other goods as may be designated by Philip Morris (collectively, the "Warehouse Merchandise"). NEODATA agrees to limit access to the Warehouses to (i) NEODATA and its employees and authorized representatives,
(ii) Philip Morris and its employees and authorized representatives and (iii) emergency service personnel required, in the reasonable judgment of NEODATA, to prevent or minimize damage or loss to the Warehouse or contents stored therein. NEODATA agrees that it must receive prior written permission from Philip Morris to allow any person or group not listed above to visit or inspect the Warehouses.

       c. NEODATA shall ensure that adequate warehousing space is available to accommodate the Warehouse Merchandise, so long as Philip Morris has delivered all applicable delivery schedules to NEODATA. In the event NEODATA determines that the current Warehouses will not accommodate the anticipated deliveries of Warehouse Merchandise and that


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additional space will be required, NEODATA shall notify Philip Morris not less than (*) prior to the date on which NEODATA anticipates the Warehouse Merchandise will exceed the capacity of the Warehouses. If Philip Morris consents in writing within ten days of such notification to the opening of such additional warehouses, such warehouses shall be deemed to be a Warehouse for purposes of the Agreement. Philip Morris also shall notify NEODATA in writing if Philip Morris does not wish to accept such additional warehouses. Notwithstanding the status of capacity at any of the Warehouses, if NEODATA has notice of the availability of safe, secure and conveniently located warehouses, NEODATA shall notify Philip Morris of such warehouses and, prior to NEODATA's notification of other NEODATA customers, Philip Morris shall have the right to direct NEODATA to include such warehouses as Warehouses under the Agreement.

       d. In the event NEODATA leases any of the equipment necessary to perform the Services or Warehouses after [the Effective Date of the Agreement], Philip Morris shall have the right to approve any terms and conditions contained in such lease agreements; provided, however, that unless agreed otherwise, lease payments or termination charges relating to such equipment or Warehouses as the result of the termination, expiration or cancellation of such leases or the Agreement shall not be included in the (*) (as hereinafter defined). NEODATA shall use its best efforts to have included in any such lease agreement a requirement that the lease be assignable to Philip Morris without the consent of the lessor.

       e. NEODATA shall, upon Philip Morris' request and the termination, expiration or cancellation of the Agreement, assign any or all of the equipment and Warehouse lease agreements to Philip Morris to the extent such assignment is permitted under the applicable lease


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agreements, provided that, upon NEODATA's written request, such assignment shall be effective for a period of longer than six months after the assignment. If, prior to the expiration the applicable lease term of the assigned lease agreements, Philip Morris no longer wishes to use the equipment or the Warehouses for the Warehouse Merchandise, Philip Morris will assign to NEODATA, and NEODATA shall accept the assignment of, such assigned lease agreements, to the extent such assignment is permitted under the applicable lease agreements.

       f. In addition to NEODATA's services set out elsewhere in the Agreement with respect to the warehousing of the Warehouse Merchandise, NEODATA shall provide (i) (*) services, (ii) (*) who shall be available (*), (iii) (*) who shall be responsible for the (*), (iv) additional personnel to (*), if the personnel on duty are fully occupied providing other services, (v) full utilization of personnel performing activities hereunder, including but not limited to (*), and (vi) (*).

       g. NEODATA shall bulk pack and ship FOB all unordered Program Merchandise to the locations designated by Philip Morris on or before the dates designated by Philip Morris.

       h. NEODATA shall ensure that the shrinkage/damage to the Program Merchandise in inventory does not exceed (*) (the 'Permitted Maximum") of the total cost of each style category of the Program Merchandise (as described more fully in Exhibit C)


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to Philip Morris and be solely responsible to Philip Morris for all shrinkage or damage in excess of the Permitted Maximum.

       3 .    Shipping.

       a. NEODATA shall package Program Merchandise for shipment in accordance with specifications to be provided by NEODATA and approved by Philip Morris.

       b. NEODATA shall monitor all fulfillment aspects of the Programs, including:
              (1)    tracking (*);
              (2)    promptly informing Philip Morris when (*), and
              (3)    delivering to Philip Morris, on a timely basis, (*).

       c. NEODATA shall perform all Services in connection with the shipment of Program Merchandise and fulfillment of catalog requests including:

              (1) during the Surge Period, assuming adequate availability of Program Merchandise inventory, performing all order processing services, including Program Merchandise mail-out, (*) of NEODATA's receipt of a properly completed Order;

              (2)    during the term of the Agreement outside the Surge Period

              (the "Non-Surge Period"), assuming adequate availability of Program Merchandise inventory, performing, all order processing services, including Program Merchandise mail-out, (*) of NEODATA's receipt of a properly completed Order;

              (3) if Order processing time will extend beyond the delivery period permitted by applicable law, ensuring that consumers receive an (*);



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              (4)    processing cancellations if and when requested by consumers and shipping to consumers refunds of charges paid and MARLBORO Unlimited Miles submitted (*) of receipt of the cancellation;

              (5) delivering all (*) utilizing delivery methods designated or approved by Philip Morris, including for items designated by Philip Morris, United Parcel Service or other commercial parcel services;

              (6) accepting Program Merchandise returns, documenting receipt of and reason for the return, crediting consumer accounts, issuing refunds or exchanging the Program Merchandise items, in accordance with procedures approved or provided by Philip Morris and (*);

              (7) documenting and reporting to Philip Morris (*) (as requested by Philip Morris) all consumer service activity; and

              (8)    using best efforts to reship undeliverable mail (*).

       4.     Consumer Correspondence.

a. NEODATA shall send to consumers who submit ineligible Orders ("Ineligible Orders"), (*) such Orders during the Non-Surge Period and (*) such Orders during the Surge Period, a response letter in a form provided or approved by Philip Morris rejecting and returning the Order, or requesting submission of the elements necessary to qualify the Order, and instructing the consumer to submit the missing elements or to correct and resubmit the Order. (*) during the Non-Surge Period and (*) during the Surge Period, NEODATA shall return Ineligible Orders originating in states where the Program is void or outside the United States, to consumers


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along with MARLBORO Unlimited Miles, payment and response letter provided or approved in advance by Philip Morris. NEODATA shall track Ineligible Orders, including the Program Merchandise items ordered by each such Order, in a form accessible to Philip Morris and to Customer Service Representatives ("CSRs") responding to consumer inquiries.

       b.     NEODATA shall send to consumers who submit acceptable
Orders, (*) of such Orders or such later date as Philip Morris shall designate, an Order acknowledgment card in accordance with guidelines to be provided by Philip Morris.

       c. NEODATA shall respond to consumer inquiries related to the Programs, in accordance with procedures provided or approved by Philip Morris.

       d.     (*) or earlier if so required by Philip Morris, NEODATA

shall open and sort all such mail and respond to consumers inquiring about Order status through a letter or telephone call using scripts or text provided or approved by Philip Morris. NEODATA will deliver to the locations designated by Philip Morris inquiries regarding Philip Morris promotions other than the Programs and inquiries or other communications raising sensitive issues within categories designated by Philip Morris.

       e. As requested by Philip Morris, NEODATA will respond to consumer requests for complimentary items such as calendars, mile savers and videos or consumer complaints regarding missing complimentary items from promotional packaging (collectively, "Consumer_Requests"). Upon receipt of a Consumer Request, NEODATA will determine whether the consumer is included in Philip Morris' proprietary database. If the consumer is not included in the database, NEODATA will send the consumer a signature certification and age verification


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form to confirm that the consumer is a smoker 21 years of age or older.  Upon return receipt of such form, NEODATA will fulfill the Consumer Request.

       5.     Reports.

       a.     NEODATA shall deliver to Philip Morris on or before the (*):

              (1) an itemization of all (*) directed to the attention of Manager, Accounting and Reporting; and

              (2) an accounting in a format mutually agreed upon by the parties identifying (*) to which the accounting relates.

b. NEODATA shall deliver (*), and when otherwise requested by Philip Morris, reports in a form mutually agreed upon by both parties containing information requested by Philip Morris, including, but not limited to, the following, to the locations designated by Philip Morris:

              (1)    (*);

              (2)    (*);

              (3)    (*);

              (4)    (*);

              (5)    (*);

              (6)    (*);

              (7)    (*);

              (8)    (*);


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              (9)    (*); and

              (10)   (*).

       c. NEODATA shall deliver such other reports, in such forms, with such contents and at such times as Philip Morris reasonably shall request.

       d. For information purposes only, if and when requested by Philip Morris, NEODATA shall submit to Philip Morris (*) the staffing matrix for the following month.

       e. If and when requested by Philip Morris, NEODATA shall assist Philip Morris in identifying and tracking potentially fraudulent Orders, using procedures designated by Philip Morris. If such assistance requires a substantial change to NEODATA's procedures, Philip Morris and NEODATA will enter into good faith negotiations regarding an adjustment to the (*).

       6.     Data Entry.

              a. NEODATA shall data enter, in accordance with instructions to be delivered by Philip Morris or third parties designated by Philip Morris, information contained in Order forms and Consumer Requests, including, but not limited to, each consumer's:

              (1) (*);

              (2) (*);

              (3) (*);

              (4) (*);

              (5) (*);

              (6) (*);


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              (7) (*);

              (8) (*);

              (9) (*);

              (10) (*);

              (11) (*);

              (12) (*);

              (13) (*);

              (14) (*);

              (15) (*).

       b. NEODATA shall store all data requested by Philip Morris on cartridges and deliver (*) to Philip Morris and The Leo Burnett Company, or an alternative third parry designated by Philip Morris, cartridges containing information that will include, but not be limited to:

              (1) (*);

              (2) (*);

              (3) (*);

              (4) (*);

              (5) (*);

              (6) (*);


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              (7) (*).

       c.     NEODATA shall convert all Order forms and MARLBORO Unlimited
Bonus Miles ("Bonus Miles") to microfilm format and deliver (*) tapes to locations designated by Philip Morris, safely and securely store for reference in accordance with the batching instructions provided or approved by Philip Morris all Order forms received throughout the term of the Agreement and for a minimum of one year from receipt by NEODATA. If and when requested by Philip Morris, NEODATA shall bulk pack and ship the Order forms to Philip Morris or third parties designated by Philip Morris or destroy the Order forms in accordance with Philip Morris' instructions and provide an affidavit of destruction.

       d. If Order opening is performed within the United States, NEODATA shall provide (*) security, ensure adequate shredding capacity through a process approved by Philip Morris guaranteeing that all MARLBORO Unlimited Miles from opened Orders are (*) and documenting that the personnel hired to perform such Services are adequately trained in all appropriate areas.

       e .    NEODATA shall perform a (*) to estimate mail receipts.

       B.  Telemarketing and Database Services.       As required by
Philip Morris, NEODATA shall perform certain telemarketing and database services, which will include the following, in connection with the Programs.

1.     Telemarketing.

       a. NEODATA shall perform all telemarketing services requested by Philip Morris in connection with the establishment and maintenance of no fewer than (*) national operational


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1-800 toll free telephone numbers for use in connection with the Programs (the
"800 Numbers") and ensure that the 800 Numbers are accessible to consumers between the hours of (*) or an alternative time period determined by Philip Morris (*) unless otherwise mutually agreed between the parties.

       b. Unless otherwise requested or approved in advance by Philip Morris, NEODATA shall ensure that its telemarketing services comply with the following performance standards throughout the term of the Agreement:

              (1) (*) of all calls will be answered (*);

              (2) queue size will be managed so that no consumer need wait longer than (*);

              (3) ratio of supervisory personnel to CSRs will be (*);

              (4) Percentage of blockage transfer to forced busy signal will not exceed (*);

              (5) average speed to answer calls will be (*);

              (6) NEODATA's screen response time from NEODATA's local database will average a minimum (*) and actual screen response time will not exceed (*);

              (7) Philip Morris will be responsible for initial and ongoing product training (NEODATA will be responsible for additional training due to CSR's attrition); and

              (8) NEODATA will monitor long distance and local telephone network blockages to ensure that all calls are delivered to NEODATA's switch in a timely fashion.

       c. NEODATA shall ensure that all callers on the 800 Numbers (the "Callers") meeting the criteria for "exception/problem" calls are immediately transferred, during scheduled


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hours of operation designated or approved by Philip Morris, directly to Philip
Morris' designated representatives. NEODATA shall maintain a call sheet documenting all calls made outside scheduled hours of operation.

       d. If and when requested by Philip Morris, NEODATA shall perform outbound telemarketing services in connection with the Programs, which will include callbacks and followup calls in accordance with the instructions to be mutually agreed upon by the parties.

       e. NEODATA will provide the necessary CSRs to respond to consumer affairs calls in connection with the Programs. These CSRs will receive special training for responding to sensitive calls.

       2.     Telephone Lines and Equipment.

       a. NEODATA acknowledges that the 800 Numbers will remain the property of Philip Morris and Philip Morris, in its sole discretion, may reassign the 800 numbers to other locations or other uses.

       b. NEODATA shall maintain in full working order and operate in a safe and secure manner all equipment and machines required for NEODATA's performance of its obligations under the Agreement, including NEODATA's current IVR system to provide announcements to Callers on hold and all other hardware and software required to further enhance the Programs.

       c. If and when requested by Philip Morris, NEODATA shall permit Philip Morris to assign its corporate identification to telephone lines terminating at NEODATA and used by NEODATA in connection with its performance of the Agreement.

       d. NEODATA shall back up all data maintained in connection with the Programs on a daily basis and comply with the written disaster recovery plan attached as Exhibit D.


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NEODATA will assume responsibility for costs incurred in connection with consumer calls received and other system related costs incurred during that portion of an interruption in service that exceeds four hours duration.

       3.     Customer Service Representatives.

       a. NEODATA shall retain, train, compensate and supervise a sufficient number of CSRs and lead operators to collect and provide information to Callers. In the event that Philip Morris is dissatisfied with the performance of a CSR, Philip Morris will inform NEODATA of the reasons for Philip Morris' dissatisfaction and, unless otherwise agreed, NEODATA will terminate immediately such CSR's services in connection with the Programs. The CSR selection process is subject to the advance approval of Philip Morris and scripts to be utilized by the CSRs must be provided or approved in advance by Philip Morris. The recruiting and selection process of CSRs rendering services to Philip Morris will include assurance that CSRs possess positive customer service oriented experience and a clear speaking voice.

       b. As needed, Philip Morris will use its best efforts to provide NEODATA with a call announcement script (*).

       c. Subject to the approval of Philip Morris, NEODATA shall maintain a high-quality monitoring system for CSRs and train monitoring personnel.

       d. NEODATA shall grant Philip Morris unrestricted access through the use of direct remote monitoring units to permit Philip Morris and third parties identified by Philip Morris to monitor the performance of the CSRs at all times when the CSRs are performing telemarketing services in connection with the Programs.


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       e.     Unless otherwise approved in advance by Philip Morris, NEODATA shall ensure that its monthly CSR turnover rate ("Turnover Rate") in connection with the Programs does not exceed (*). The Turnover Rate will be the number of CSRs who discontinue providing services in connection with the Programs, excluding, CSRs who discontinue providing services as a direct result of (i) decreases in the need for telemarketing services in connection with the Programs or (ii) promotions within NEODATA, divided by the number of CSRs who performed services in connection with the Programs.

       f. NEODATA shall continue to provide, subject to applicable law and building restrictions, in, or in an area easily accessible to, the area in which NEODATA's CSRs perform services for Philip Morris, a smoking break, room of reasonable size to accommodate NEODATA's workforce performing services for Philip Morris, and equipped with ventilation to the outside of the building.

       9. NEODATA shall continually monitor telemarketing and communications aspects of the Programs to ensure quality control and maximize cost and functional efficiency.

       4.     Database.

       a. NEODATA shall collect and store data from Callers, including (*) and other information reasonably requested by Philip Morris, in a form satisfactory to Philip Morris and ensure that the data is easily accessible to Philip Morris.

       b. NEODATA shall grant Philip Morris (*) access to data stored in NEODATA's ACD computer system using methods clearly described to and approved in advance by Philip Morris.


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       5.     Reports.

       a. NEODATA shall deliver to Philip Morris (*) reports in a form satisfactory to Philip Morris and, on or before the dates designated by Philip Morris, shall deliver customized (*) reports, each in a form mutually agreed upon by the parties.

       b. If and when requested by Philip Morris, NEODATA shall perform analyses and deliver to Philip Morris written recommendations for:
              (1)    (*);

              (2)    (*);

              (3)    (*);

              (4)    (*);

              (5)    (*):

              (6)    (*);

              (7) other aspects of the Programs relating to the services performed by NEODATA.

      c.     For information purposes only, NEODATA shall submit to Philip
Morris(*).

       C. General Support Services. If and when requested by Philip Morris, NEODATA shall perform certain general support services, which will include the following, in connection with the Programs.

       1. Unless otherwise designated or approved by Philip Morris, NEODATA will provide the services of an adequate number of persons to meet the needs of Philip Morris,



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including the professional persons indicated on the organizational chart attached as Exhibit E or replacement personnel approved by Philip Morris (the "Client Service Team") who will provide full-time services for, and will be dedicated exclusively to, Philip Morris. If at any time Philip Morris is dissatisfied with the performance of a member of the Client Service Team, Philip Morris will inform NEODATA of the reasons for Philip Morris' dissatisfaction and, unless otherwise agreed, NEODATA will terminate such Team member's services in connection with the Programs and immediately replace the Team member with a Team member satisfactory to Philip Morris. If at any time Philip Morris is dissatisfied with the performance of any NEODATA employee, Philip Morris will inform NEODATA of the reasons for Philip Morris' dissatisfaction and, unless otherwise agreed, NEODATA will terminate such employee's services in connection with the Programs and immediately replace the employee with an employee satisfactory to Philip Morris.

       2. NEODATA will be available to meet at reasonable times with Philip Morris representatives at Philip Morris locations to be mutually agreed upon by the parties.

       3. NEODATA will serve as a general resource for the benefit of Philip Morris by assisting on all telemarketing and fulfillment aspects of the Programs.

              D. Information Systems. NEODATA shall perform such information system maintenance and improvement projects ("System Services') as Philip Morris reasonably determines to be necessary to ensure the effective and efficient operation of the Programs. NEODATA shall submit all project plans and estimates for System Services to Philip Morris for its advance written approval to the attention of the Manager of IS Fulfillment Services. Costs (i) incurred in connection with System Services completed without Philip Morris' advance


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approval or (ii) exceeding amounts or time estimates approved in advance by
Philip Morris will not be included in the (*) (as hereinafter defined). In addition, NEODATA will comply with the Philip Morris\NEODATA Lifecycle Guidelines previously agreed upon by the parties.

       II.    WARRANTIES.

       A. NEODATA warrants that its performance at all times will be in compliance with applicable local, state and federal laws and regulations, including those relating to employment, payroll taxes, nondiscrimination, OSHA, call monitoring and other governmental compliance.

       B. NEODATA further warrants it has extensive experience in rendering services similar to the services contemplated by the Agreement, and acknowledges that Philip Morris has relied upon this warranty as a material basis for its decision to enter into the Agreement.

       C. Philip Morris warrants that the written materials, instructions and Program_Merchandise provided to NEODATA in connection with the Programs will comply with applicable law and will not violate any patents, copyrights, trade secrets, trademarks or other proprietary rights of any third party.

       M.     PAYMENT.

A. Price. In consideration for the Services rendered and all expenses incurred (other than postage ("Postage") by NEODATA, Philip Morris will pay NEODATA an amount equal to the sum of (i) the (*) (as hereinafter defined) and
(ii) a (*) to be determined in accordance with Paragraph III(F). The (*) shall not exceed (*) nor be less than (*). For purposes of the Agreement, (*) shall mean the sum of NEODATA's actual (*)


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(*).  The (*) for each category must reflect fairly the cost of competitively priced services of substantially equal quality and is subject to audit by Philip Morris. Notwithstanding the foregoing, without the advance written approval of Philip Morris, the total (*) (as described in Exhibit F) during calendar year 1997 shall not exceed (*).

       B.     (*).

       In addition to the amount provided in Paragraph III(A), if the (*) (as defined in Paragraph III(F) (each, a "Processed Order") is less than the final (*) as determined in the Final Accounting performed by Philip Morris and NEODATA in accordance with Paragraph III.F. of the agreement, dated as of October 10, 1995 (the "Unlimited Agreement"), by and between Philip Morris and NEODATA, as amended (*), Philip Morris will pay NEODATA a (*).


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       C.     (*).

       1.    Fulfillment Requirements.

       If NEODATA fails to meet any of the following four average fulfillment performance requirements (the "Fulfillment Requirements") (i) during the Surge Period or (ii) during the Non-Surge Period, Philip Morris, at its sole option, may (*) as provided in this subparagraph (d)(1).

                            Fulfillment Requirements

                           Non-Surge Period           Surge Period
                           ----------------           ------------
      1. Mail Opening   All mail opened (*) from      All mail opened (*) from
                        receipt (monthly average)     receipt (monthly average)

      2. Data Entry     All data entered (*) from     All data entered (*) from
                        receipt (monthly average)     receipt (monthly average)

      3. Pick/Pack      All Orders filled (*) from    All Orders filled (*) from
                        receipt (monthly average)     receipt (monthly average)

      4. Telemarketing  (*) of all calls answered (*) (*) of all calls answered
                        (monthly average)             (*) (monthly average)
                        Blockage rate (*) (monthly    Blockage rate (*)
                        average)                      monthly average)

All Fulfillment Requirements will be measured as a monthly average. If NEODATA fails to meet any one of the Fulfillment Requirements in any month during the Non-Surge Period (after expiration of the Cure Period defined in subparagraph 3 below), Philip Morris, at its sole option, may (*) for each such failure. If NEODATA fails to meet any one of


*Filed under an application for confidential treatment the Fulfillment Requirements in any month during the Surge Period (after expiration of the Cure Period), Philip Morris, at its sole option, may (*) for each such failure.

       2.     IS Requirements.

       If NEODATA fails to meet any of the following three information service requirements (the "IS Requirements"), Philip Morris, at its sole option, may (*) as provided in this subparagraph (d)(2).

                                               IS Requirements


1. System Development on Current Platforms        Project Milestones (as
                                                  established by agreement
                                                  between Philip Morris and
                                                  NEODATA)

2. Maintenance and Support                        System available (*) (monthly
                                                  average)

3. System Interfaces                              (*) accuracy in transactions
                                                  reported on cartridges and
                                                  on-line data transmission
                                                  (monthly average)

All IS Requirements other than Project Milestones will be measured as monthly averages. Philip Morris, at its sole option, may (*) of the Project Milestones that NEODATA fails to meet (after expiration of the Cure Period). If NEODATA fails to meet the IS Requirements for either Maintenance and Support or System Interfaces in any month (after expiration of the Cure Period), Philip Morris, at its sole option, may (*) for each such failure.

       3 .    Administration of Requirements.

       NEODATA will provide to Philip Morris no later than (*) during the Non-Surge Period and no later than (*) during


*Filed under an application for confidential treatment the Surge Period a report documenting NEODATA's compliance or non-compliance with each of the Fulfillment Requirements and IS Requirements, using reports described on Exhibit G (each, a "Performance Report"). (*), Philip Morris will notify NEODATA in writing if Philip Morris determines that NEODATA has failed to meet any of the Requirements. During the Non-Surge Period, NEODATA will have (*) from such notice to correct such failure to the satisfaction of Philip Morris (each such (*) period, a "Cure Period").

       D. Monthly Payments. Philip Morris will make monthly payments (the "Monthly Payments") to NEODATA within thirty days of Philip Morris' receipt of an itemized invoice detailing the amount of the (*) by NEODATA during such month, which invoice shall be received no later than the sixth business day after the end of the month. The (*) associated with each Program will be separately noted on each invoice and all allocations between Programs will be supported with documentation satisfactory to Philip Morris. Each monthly invoice shall categorize the (*) as follows: (*). In addition, as requested by Philip Morris, NEODATA shall provide supporting documentation for such monthly invoice, including the items specified on Exhibit H. Each Monthly Payment, subject to the provisions of Paragraph III(E), shall be an amount equal to the sum of (*).


*Filed under an application for confidential treatment

       E. Withholding. If Philip Morris reasonably concludes that the (*) is likely to exceed the (*), Philip Morris, in its sole discretion, may withhold up to an aggregate of (*) from the Monthly Payments.

       F. Final Accounting. No later than 60 days after the date on which NEODATA completes the initial shipping of all the Eligible Orders under a Program commenced before December 31, 1997 (the "Accounting Date"), NEODATA shall deliver to Philip Morris a draft accounting of the (*) through the appropriate Accounting Date and a review and documentation of NEODATA's inventory system, each audited, at NEODATA's expense, by NEODATA's public accounting firm, together with such supporting documentation as Philip Morris shall request (each, a the "Final Accounting"). If Philip Morris has any objections to a draft Final Accounting, Philip Morris will deliver a notice describing in detail its objections to NEODATA within 10 days after receiving the draft Final Accounting. Philip Morris and NEODATA will use their reasonable best efforts to resolve any such objections. NEODATA will revise the draft Final Accounting as appropriate to reflect the resolution of Philip Morris' objections and deliver it to Philip Morris within 10 days after the resolution of such objections. Such revised statement (or the draft Final Accounting prepared by NEODATA, if Philip Morris does not object thereto within the 10-day period following receipt) shall constitute the Final Accounting as of the Accounting Date.

       G.      Determination of (*)

       If as of the Accounting Date the (*) is less than the (*) shall be equal to the (*). If as of the Accounting


* Filed under an application for confidential treatment

Date the (*) exceeds the (*) will be reduced in accordance with Exhibit J.

       H. FINAL PAYMENT. Within 10 days after resolution of any disagreement with respect to the Final Accounting and based on such Accounting, Philip Morris shall determine the amount, if any, of the (*) and notify NEODATA of Philip Morris' determination. Together with such notice, Philip Morris shall pay to NEODATA amount equal to any excess of the sum of: (*).

       I. Services after the Accounting Date. In consideration for the Services rendered and all expenses incurred (other than Postage) by NEODATA following the Accounting Date, Philip Morris will pay NEODATA an amount equal to the sum of: (*). Philip Morris will make monthly payments with respect to such Services in accordance with the procedures set out in Paragraph III(E).

       J. Postage. Philip Morris will reimburse NEODATA, at cost, for Postage on a weekly basis, upon receipt of an invoice on Monday of each week itemizing Postage costs incurred during the previous week. During the Surge Period, Philip Morris will advance NEODATA an amount equal to that week's manifest Postage total to be used for covering Postage expense in the following week. This estimate will be revised and the actual expense incurred will be included in the following week's Postage invoice.


*Filed under an application for confidential treatment

       K. Parcel Service. In performing the Services, NEODATA will use the parcel service designated or approved by Philip Morris. Philip Morris will reimburse NEODATA, at cost, for all parcel delivery costs incurred by NEODATA in performing the Services. NEODATA should submit requests for reimbursement, together with copies of all invoices, monthly and Philip Morris will reimburse NEODATA within 30 days of receipt of each request. IV. FORECASTS. No later than December 1, 1996, Philip Morris will provide NEODATA with an initial forecast of mail receipts for the Unlimited II Program, and, with respect to all other Programs, Philip Morris will provide a forecast of mail receipts (*) before commencement of such Program. If the actual number of Processed Orders through the Accounting Date is more than (*) below the aggregated number included in the forecasts for all Programs, NEODATA and Philip Morris will enter into good faith negotiations to revise the (*) accordingly.
No later than (*) before the commencement of each Program, NEODATA will provide Philip Morris with a written estimate of the (*) for such Program. A reforecast also will be provided by NEODATA for the Unlimited II Program on August 15, 1997.

       V.     TERM and TERMINATION.

       A. The term of the Agreement will commence as of January 1, 1997, and will continue until NEODATA's complete performance of the Services to the satisfaction of Philip Morris and the rendering of the Final Accounting and wrap-up report by NEODATA.

       B. Philip Morris may terminate the Agreement, with cause, upon thirty days advance written notice to NEODATA.


*Filed under an application for confidential treatment

       C. NEODATA may terminate the Agreement upon thirty days advance, written notice to Philip Morris if Philip Morris fails to pay when due all sums not subject to dispute payable to NEODATA.

       D. If and when the Programs are extended, the Agreement will be amended to make the term of the Agreement co-extensive with the term of the extended Programs and to include Services to be rendered by NEODATA in connection with the extended Programs and payments to be made by Philip Morris for the additional Services to be rendered. If and when the Agreement is amended or extended to reflect an extension of the Programs, the parties will renegotiate the termination rights set forth in Paragraph IV.

       E. NEODATA hereby agrees, at Philip Morris' sole option, to enter into an agreement with Philip Morris, dated as of January 1, 1998, to perform services substantially similar to the Services for an additional one-year term on terms and conditions substantially similar to the Agreement (the "1998 Agreement'). If (i) NEODATA is in compliance with Paragraph I.A.1.g. of the Agreement and (ii) if Philip Morris elects to enter into an agreement commencing January 1, 1998, with a party other than NEODATA to provide services substantially similar to the Services described in Paragraphs I.A.1 and I.A.6 of the Agreement, Philip Morris will pay NEODATA a fee of (*) (the "Alternate Discontinuation Fee') within 30 days of receipt of an invoice from NEODATA. If
(i) NEODATA is in compliance with Paragraph I.A.l.g. of the Agreement and elects to provide the Services described in Paragraph I.A.6. of the Agreement in the United States and (ii) if Philip Morris elects to enter into an agreement commencing January 1, 1998, with a party other than NEODATA to provide services substantially similar to the Services described in Paragraphs I.A.1 and I.A.6 of the


*Filed under an application for confidential treatment

Agreement, Philip Morris will pay NEODATA a fee of (*) together with the Alternate Discontinuation Fee, (the "Discontinuation Fee"') within 30 days of receipt of an invoice from NEODATA. Notwithstanding the foregoing, Philip Morris shall not be liable to NEODATA for any Discontinuation Fee (i) if Philip Morris elects to enter into an agreement with a party other than NEODATA to provide services substantially similar to the Services described in Paragraph I.A.6 of the Agreement only; or (ii) if Philip Morris has terminated the Agreement for cause; or (iii) if NEODATA has failed to provide Services in accordance with the Fulfillment Requirements described in Paragraph M.C.1. or the IS Requirements described in Paragraph III.C.2. under the Agreement.
Except as specifically provided in this Paragraph V.E, Philip Morris shall have no liability to NEODATA in the event that Philip Morris does not exercise its option to enter into the 1998 Agreement.

       F. If any federal, state, municipal or local law, regulation, ordinance, order, ruling, judgment, consent decree or other governmental action becomes effective that makes the promotion of tobacco products as contemplated by the Agreement unlawful or impracticable or materially reduces the value of the Agreement to Philip Morris in Philip Morris' sole discretion, the Agreement may be terminated by Philip Morris as of the date that such law, regulation, ordinance, order, ruling, judgment, consent decree or action becomes effective. If Philip Morris terminates the Agreement pursuant to this paragraph, Philip Morris will have no liability to NEODATA after the effective date of the notice of termination with the exception of that portion of payments for services satisfactorily performed, and documented expenses properly incurred, prior to termination.


*Filed under an application for confidential treatment

       VI. AMENDMENT OF UNLIMITED AGREEMENT.

       Philip Morris and NEODATA previously entered into the Unlimited Agreement. In accordance with Paragraph XV.F of the Unlimited Agreement, this Agreement hereby further amends the Unlimited Agreement as follows: NEODATA, shall perform no services pursuant to the Unlimited Agreement after the Accounting Date as defined under the Unlimited Agreement. The term of the Unlimited Agreement shall terminate as of the later of (i) March 31, 1997, or
(ii) payment by Philip Morris of all invoices with respect to services performed and expenses incurred by NEODATA pursuant to the Unlimited Agreement.

       VII.   OWNERSHIP.

       A. All material prepared or developed by NEODATA, including cartridges containing consumer data obtained from the Orders, microfilms and other records, promotional letters and messages, stationery and other special material or software furnished to NEODATA by Philip Morris in connection with the Agreement, with the exception of (i) computer hardware and software previously acquired by NEODATA and (ii) standard internal memoranda and other materials generated by NEODATA in connection with internal procedures not unique to the Services, will become the property of Philip Morris and NEODATA hereby agrees to assign to Philip Morris any and all copyrights in and other rights to the material. NEODATA will not engage or permit the creation of any copyrightable material for Philip Morris by any person who is not a regular full time employee whose work is performed on NEODATA's business premises unless that person agrees to execute an assignment to Philip Morris of any and all copyrights in all material created in a form acceptable to Philip Morris. Upon the acceptance by Philip Morris of any copyrightable material prepared by NEODATA, NEODATA, at the request of Philip

Morris, will assign all of its right, title and interest in and to the material to Philip Morris and will execute an assignment in a form acceptable to Philip Morris.

       B. Philip Morris will supply or have the right to approve or reject, in advance, all elements of Philip Morris' involvement in the Programs as well as all materials, including advertising, catalogs, press releases, certificates, flyers and other promotional materials used in connection with the Programs and the manner of their use. All Program Merchandise received or stored by NEODATA is and will remain the property of Philip Morris. NEODATA acknowledges that it has no right in and to the Program Merchandise and agrees not to act in any manner inconsistent with or damaging to Philip Morris' ownership rights in the Pro Merchandise. NEODATA will not use Philip Morris' name, logo or likeness or the name, logo or likeness of any Philip Morris product in any materials it produces or distributes without the advance written approval of Philip Morris except that NEODATA may use materials provided to NEODATA by Philip Morris as expressly authorized in the Agreement. No materials furnished by Philip Morris shall be changed without the prior written approval of Philip Morris. NEODATA will not sell, give away or allow to be sold or given away any Philip Morris materials in connection with the Programs, other than the Program Merchandise, without the prior written approval of Philip Morris.

       VIII.  STANDARDS.

       NEODATA's performance will be in accordance with the highest industry standards prevailing for similar first-class telemarketing and fulfillment service firms in the United States. The parties' intent is to provide the best possible atmosphere and environment for the conduct of the Programs, and NEODATA will use its best efforts to accomplish this in the administration, operation, servicing, data collection and storage, reporting, and coordination of telemarketing and fulfillment activities in connection with the Programs. Philip Morris may make recommendations for the conduct of the Programs with this goal in mind and NEODATA will effect the recommendations whenever possible.

       IX.    AUDITS AND RECORDS.

       A. Philip Morris shall have the right, upon reasonable notice to NEODATA, at any time during the term of the Agreement and for two years following the expiration, cancellation or termination thereof, to audit, inspect and copy or to have its designated auditor audit, inspect or copy, NEODATA's books and records as they pertain to the Agreement. If the audit or inspection reveals an error or irregularity in the computation or prices or any other costs, an appropriate adjustment shall be made within 30 days after identification of such error or irregularity. Each of Philip Morris and NEODATA shall pay all of its respective costs in connection with such audit or inspection.

       B. NEODATA, its employees and agents will maintain detailed and accurate books and records of account with respect to activities undertaken on behalf of Philip Morris. NEODATA will provide periodic reports with respect to such activities as and when requested by Philip Morris and the Final Accounting within (*) after the Final Accounting Date. NEODATA's records with respect to activities undertaken on behalf of Philip Morris will be maintained and organized in accordance with Exhibit I. Original receipts and certified bank copies of the front and back of canceled checks paid to NEODATA's vendors will be required for inclusion in the (*). The Final Accounting must include an itemization of the (*) and must be certified by an appropriate officer or authorized representative of NEODATA.


*Filed under an application for confidential treatment

Philip Morris or its designated agent may inspect and review NEODATA's books and records with respect to activities undertaken on behalf of Philip Morris at reasonable times during normal business hours upon reasonable, advance notice to NEODATA and at the expense of Philip Morris.

       C. As used in the Agreement, books and records include Employees Withholding Allowance Certificate (W-4), Employment Eligibility Verification Form (I-9) and supporting documents, detailed original receipts supporting expense billings and time sheets supporting NEODATA's staff member billings, together with payroll journals and certified bank copies of the front and back of canceled checks. During each audit, Philip Morris will have the right to audit the payroll records relating, to NEODATA's staff performing the Services. Gross payroll is defined as all compensation paid to NEODATA's staff for services undertaken on behalf of Philip Morris excluding any (*) paid in accordance with Exhibit K.

       D. Unless otherwise directed by Philip Morris, NEODATA will store all data collected in connection with NEODATA's performance of the Agreement for two years following NEODATA's receipt of the data. All stored data will remain accessible to Philip Morris and Philip Morris or its designated representatives may inspect, review and copy the data at reasonable times, during normal business hours upon reasonable advance notice to NEODATA. Upon the expiration of the two-year period, at the request and expense of Philip Morris, NEODATA will deliver the data to Philip Morris or third parties designated by Philip Morris.



*Filed under an application for confidential treatment

       X.     CONFIDENTIALITY.

       With the exception of filing the Agreement in compliance with securities laws applicable to NEODATA, except with Philip Morris' advance written approval, NEODATA, its employees and agents will hold strictly confidential the existence and terms of the Agreement and all information and materials provided by Philip Morris to NEODATA, including the existence, size and contents of the Query System and the Signature File and all other databases by Philip Morris, which Philip Morris considers to be confidential, proprietary information. The information and material provided by Philip Morris or obtained by NEODATA in connection with its performance of the Agreement will remain the property of Philip Morris. NEODATA will not use such information and materials for any purpose other than to fulfill its obligations under the Agreement and will cause the information and materials to be retained in complete confidence and prevent the improper use or disclosure thereof by NEODATA's employees, agents, and subcontractors. NEODATA will require all subcontractors to enter into signed confidentiality agreements with NEODATA in a form approved in advance by Philip Morris, and will actively enforce the terms of confidentiality agreements. If NEODATA is requested or required to disclose confidential information to a third party in connection with valid legal process or any ongoing civil or criminal investigation, or any judicial or administrative proceeding, NEODATA will comply with the request or requirement only after providing notice of the request or requirement to Philip Morris so that Philip Morris may, if it chooses, seek an appropriate protective order. Upon termination or expiration of the Agreement, or within thirty days thereafter, NEODATA will return all materials to Philip Morris. NEODATA will not disclose the terms or the existence of the Agreement to third parties without the prior written consent of Philip Morris. NEODATA's obligation to maintain confidentiality will survive the termination or expiration of the Agreement.

       XI.    INDEMNITY.

       A. NEODATA indemnities and holds harmless Philip Morris, its affiliates and their officers, employees, directors and agents from all claims, liabilities, costs and expenses, including reasonable attorneys fees, that arise from, or may be attributable to errors, omissions or fault of NEODATA. NEODATA's obligation to indemnify and hold harmless Philip Morris does not extend to acts undertaken at the express, written direction of Philip Morris. NEODATA may choose to perform certain data processing, services pursuant to the Agreement at a NEODATA facility located in Ireland or in the United States. NEODATA will defend and indemnify Philip Morris, its affiliates and their officers, employees, directors-and agents from all claims, liabilities, costs and expenses, including reasonable attorneys' fees, that arise from, or may be attributable to NEODATA choosing to perform data processing services in Ireland or the United States. NEODATA's obligation to indemnify and hold harmless will survive the termination of the Agreement.

       B. In addition, NEODATA shall indemnify and hold harmless Philip Morris, its affiliates and their officers, employees, directors and agents from all claims, liabilities, costs and expenses including reasonable attorneys' fees, that arise out of any claims that the computer hardware and software or other techniques, materials, products or instruments used by NEODATA in connection with the Programs violate patents, copyrights, trade secrets, trademarks or other proprietary rights of any third party.

       C. Philip Morris indemnities and holds harmless NEODATA, its affiliates and their officers, employees, directors and agents from all claims, liabilities, costs and expenses, including reasonable attorneys' fees, that arise from, or may be attributable to errors, omissions or fault of Philip Morris. Philip Morris' obligation to indemnify and hold harmless will survive the termination of the Agreement.

       XII.   INSURANCE.

       A. Within ten days of execution of the Agreement, NEODATA will deliver to Philip
Morris certificates of insurance evidencing coverage for (1) comprehensive general liability, including advertiser participants and contractual liability, with limits of no less than $10,000,000 combined single limit for personal injury, including bodily injury and property damage; (2) comprehensive automobile liability, including all owned, non-owned and hired vehicles, with limits of no less than $10,000,000 combined single limit; (3) statutory worker's compensation coverage meeting all state and local requirements, including coverage for employer's liability with limits of no less than $10,000,000; and (4) fidelity insurance with limits of no less than $5,000,000 per occurrence covering acts of employees. The insurance certificates required must name Philip Morris Incorporated, its affiliates, agents, representatives, employees and assigns as additional insureds and NEODATA must provide Philip Morris at least days advance, written notice of a cancellation or modification of the insurance. The insurance must be primary coverage without right of contribution from any other Philip Morris insurance. Insurance maintained by Philip Morris is for the exclusive benefit of Philip Morris and will not inure to the benefit of NEODATA. NEODATA assumes responsibility for ensuring that all subcontractors utilized by NEODATA in connection with the Agreement are adequately insured.

       B. Philip Morris assumes responsibility for insuring the Program Merchandise to be distributed in connection with the Programs.

       XIII. INDEPENDENT CONTRACTOR.

              NEODATA is an independent contractor and the Agreement shall not be construed to create an association, partnership, joint venture, relation of principal and agent or employer and employee between Philip Morris and NEODATA or its agents within the meaning of any federal, state or local law. NEODATA will not enter into any agreement, oral or written, on behalf of Philip Morris or otherwise obligate Philip Morris without Philip Morris' advance written approval.

       XIV.  EXCLUSIVITY

              During the term of the Agreement NEODATA will not, without the prior written consent of Philip Morris, engage in comparable activities for any company or entity whose business competes with any tobacco product of Philip Morris.

       XV.    THIRD PARTY CONTACTS.

              If at any time NEODATA is contacted by a third party, including the media, other than as contemplated by the terms of the Agreement, concerning the terms or existence of the Agreement or NEODATA's activities on behalf of Philip Morris, NEODATA will make no comment, immediately notify Philip Morris of the third party contact, and refer the third party to Philip Morris, Attention:
Senior Vice President, Corporate Affairs.

       XVI.   MISCELLANEOUS.

       A. The Agreement and all matters collateral hereto, shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York.

       B. NEODATA will comply with all applicable laws, regulations, and ordinances relating to its performance of the Agreement, and will acquire and secure all permits and licenses and pay all fees necessary for its performance hereunder.

       C. NEODATA acknowledges that it is cognizant of the provisions of Title 15, Sections 1331 et seq. of the United States Code.

       D. This Agreement is the complete agreement between the parties and supersedes any prior oral or written agreement concerning the subject matter.

       E. If any provision of the Agreement is held invalid or unenforceable, the remaining provisions will remain in effect.

       F. The Agreement may not be amended or assigned except in a writing signed by both parties except that Philip Morris may assign this Agreement to any of its affiliates without the consent of NEODATA. If an assignment occurs, the assignment will not relieve the assigning party of its liabilities and obligations under the Agreement. The Agreement is binding upon successors and assignees of the parties. A waiver by either party of any of the terms and conditions of the Agreement in one or more instances will not constitute a permanent waiver of the terms and conditions.

       G. Notices provided shall be in writing and sent by certified mail, return receipt requested. Notices to NEODATA will be sent to NEODATA Services, Inc., 833 West South

Boulder, Louisville, Colorado, 80027-2499, Attention: Vice President - Sales, with a copy to John Atkins, Contract Manager. Notices to Philip Morris will be sent to Philip Morris Incorporated, 120 Park Avenue, New York, New York 10017,
Attention: Susan Blohm.

       IN WITNESS OF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

NEODATA SERVICES, INC.                            PHILIP MORRIS INCORPORATED
By:/s/ Nicholas J. Cuccaro                        By:/s/ R Mikulay
   ------------------------                          ------------------------
Title:SR VP/CFO                                   Title:SVP Marketing

                                   EXHIBIT A
                           FORM OF PROJECT AGREEMENT

TO:
       NEODATA Services, Inc.
       833 West South Boulder
       Louisville, Colorado 80027-2499

From:
       Philip Morris Incorporated
       120 Park Avenue
       New York, New York 10017

Date:


Dear

This Project Agreement is entered pursuant to the Agreement dated as of the _____ day of 1996 (the "Agreement"), by and between NEODATA Services, Inc. ("NEODATA") and Philip Morris Incorporated ("Philip Morris'). The Agreement and this Project Agreement set forth the terms and conditions under which NEODATA will render services beginning as of the date of this Project Agreement and through the later of completion of the Project (as hereinafter defined) or _____________ 199__.

       1. NEODATA will perform the following services in connection with the locations set forth below (the "Project"):

        [insert description of specific Project, services to be rendered]

       2. In consideration for services rendered through the term of this Project Agreement, Philip Morris will pay NEODATA as follows:

[Total fees to NEODATA throughout the term of this Project Agreement will not exceed
$______ without the advance written approval of Philip Morris.]

       [3.    Philip Morris will reimburse NEODATA at cost, for reasonable, competitively priced expenses incurred in providing services, in accordance with Paragraph 3 of the Agreement.]

       If and when Philip Morris requests additional services or modifies the Project, NEODATA will deliver to Philip Morris for its advance approval a Project Change Notice, which will include an estimate of anticipated fees and expenses.

       4. This Project Agreement will last until completion of the Project. Either party may terminate this Project Agreement in accordance with the terms of the Agreement [include shorter termination period, if applicable, to Project Agreement].

       5. This Project Agreement may be amended only by a Project Change notice signed by both parties.

       6. This Project Agreement is subject to the terms and conditions of the Agreement. In the event of conflict between the provisions, the Agreement will prevail.

       If the foregoing accurately sets forth our Agreement, please signify your acceptance and agreement by signing the enclosed copy of this Project Agreement and returning it to the undersigned.


                                   Very truly yours,


                                   PHILIP MORRIS INCORPORATED

                                   By:

                                   Title:

ACCEPTED AND AGREED:

NEODATA SERVICES, INC.

By:

Title:

                                   EXHIBIT B



                                   WAREHOUSES



URBANDALE

11201 Meredith Drive
Urbandale IA 50322               214,000 sq.ft.



INTERSTATE ACRES

4460 112th Street
Urbandale   IA 50322            125,000 sq.ft.

                                   EXHIBIT C
                         Unlimited II Items (Cost/Wght)

          DESCRIPTION                            WEIGHT               UNIT COST
          -----------                            ------               ---------
4 IN ONE SCREWDRIVER SET                          0.10        $          0.93
M-CAP (2 TONE)                                    0.21        $          1.84
MOUNTAIN TOP CAP (BLACK)                          0.21        $          1.84
CRAWLIN' LIZARD T-SHIRT                           0.50        $          3.65
NIGHT SKY T-SHIRT                                 0.50        $          3.65
THUNDER CREEK CANTEEN                             0.92        $          2.58
STONE-BLAZED MUG SET                              5.00        $          3.56
TRAIL CUP BY THERMOS                              1.50        $          5.29
JAGGED PEAK GLOVES - S                            0.21        $          1.81
JAGGED PEAK GLOVES - M                            0.21        $          1.81
JAGGED PEAK GLOVES - L                            0.21        $          1.81
JAGGED PEAK GLOVES - XL                           0.21        $          1.81
THE MARLBORO LIGHTER BY ZIPPO                     0.13        $         11.68
ALL-TERRAIN SHORTS - S                            0.81        $          7.12
ALL-TERRAIN SHORTS - M                            0.81        $          7.12
ALL-TERRAIN SHORTS - L                            0.81        $          7.12
ALL-TERRAIN SHORTS - XL                           0.81        $          7.12
ALL-TERRAIN SHORTS - XXL                          0.81        $          7.12
RUGGED JERSEY - S                                 1.22        $          9.25
RUGGED JERSEY - M                                 1.22        $          9.25
RUGGED JERSEY - L                                 1.22        $          9.25
RUGGED JERSEY - XL                                1.22        $          9.25
RUGGED JERSEY - XXL                               1.22        $          9.25
LIZARD ROCK SWEATSHIRT (SMALL)                    1.19        $         11.56
LIZARD ROCK SWEATSHIRT (MEDIUM)                   1.19        $         11.56
LIZARD ROCK SWEATSHIRT (LARGE)                    1.19        $         11.56
LIZARD ROCK SWEATSHIRT (X-LARGE)                  1.19        $         11.56
LIZARD ROCK SWEATSHIRT (XX-LARGE)                 1.19        $         11.56
ORIGINAL SWISS ARMY KNIFE                         0.25        $         10.13
2-WAY GUIDE                                       2.00        $          6.95
RED RANGE CORD - S                                2.06        $         13.50
RED RANGE CORD - M                                2.06        $         13.50
RED RANGE CORD - L                                2.06        $         13.50
RED RANGE CORD - XL                               2.06        $         13.50
RED RANGE CORD - XXL                              2.06        $         13.50
AC DELCO AIR COMPRESSOR                           4.80        $         14.74
VERTICAL BAG                                      2.83        $         12.26
COOL-DOWN PAK                                     3.67        $         12.26
CLIMBER PAK                                       3.80        $         15.70
NORTH RIM WARMERS - S                             1.38        $         11.70
NORTH RIM WARMERS - M                             1.38        $         11.70
NORTH RIM WARMERS - L                             1.38        $         11.70
NORTH RIM WARMERS - XL                            1.38        $         11.70
NORTH RIM WARMERS - XXL                           1.38        $         11.70

3 SEASON FLEECE - S                               2.44        $         17.91
3 SEASON FLEECE - M                               2.44        $         17.91
3 SEASON FLEECE - L                               2.44        $         17.91
3 SEASON FLEECE - XL                              2.44        $         17.91
3 SEASON FLEECE - XXL                             2.44        $         17.91
WIND JAK - S                                      1.98        $         16.28
WIND JAK - M                                      1.98        $         16.28
WIND JAK - L                                      1.98        $         16.28
WIND JAK - XL                                     1.98        $         16.28
WIND JAK - XXL                                    1.98        $         16.28
BIG SKY BED                                       3.40        $         42.82
RAY BAN WAYFARER SUNGLASSES                       0.18        $         39.55
TRAIL WATCH BY SWISS ARMY BRAND                   0.37        $         58.92
ROAD HAND                                         0.75        $         58.82
RIVER RUN CAMERA BY CANON                         1.25        $         75.00
OPEN RANGE Cbs                                    3.00        $         73.47
MEN'S BOOT - HIKERS     SIZE 7                    5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 7.5                  5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 8                    5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 8.5                  5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 9                    5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 9.5                  5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 10                   5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 10.5                 5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 11                   5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 11.5                 5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 12                   5.00        $         42.50
MEN'S BOOT - HIKERS     SIZE 13                   5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 8              5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 8.5            5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 9              5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 9.5            5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 10             5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 10.5           5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 11             5.00        $         42.50
MEN'S BOOT  WIDE - HIKERS     SIZE 12             5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 5.5                5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 6                  5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 6.5                5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 7                  5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 7.5                5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 8                  5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 8.5                5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 9                  5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 9.5                5.00        $         42.50
WOMEN'S BOOT - HIKERS     SIZE 10                 5.00        $         42.50

                                   EXHIBIT D

                                        FOR YOUR INFORMATION

DATE:         August 12,1996
TO:           Ginny Murphy
SUBJECT.      Disaster Recovery at Neodata Phoenix


In the event that we were to lose the ability to answer consumer phone calls, we need to have contingency plans in place. We've determined that there could be several causes for phone outages:

       - Local phone lines go down
       - AT&T network problems
       - Extended power outage could occur
       - Problem with Neodata telephone equipment

Neodata's local phone service is provided by Us West. Neodata has the ability, through a "Sonic Ring," to instantly re-route calls if a local line is cut.

If we were to have an AT&T network problem, we would use one of AT&T's standard emergency messages. It is prerecorded and can be put in place quickly. The message we would use is:
       "Thank you for calling. We are currently experiencing a temporary interruption in telephone service, please try your call later."

We would use this recording if we knew that AT&T could fix their network problem in a matter of a few hours.

If for some reason the AT&T network experiences an extended service interruption, or if we were to have an extended power outage or equipment problem at Neodata, we would set up alternative routing for our phone calls.

When a consumer calls one of our promotional phone numbers, they would be routed to an IVR vendor where they would hear the following:

"Thank you for calling Marlboro Customer Service. We are experiencing technical difficulties with our phone lines. This will not affect the processing of your Gear order. If you'd like us to call you back, at the tone please leave your name and phone number. We will return your call as quickly as we can."

These names and phone numbers would be transcribed and sent to Neodata for call backs.

Power outages would be handled by battery back up at Neodata. This back-up currently provides 15 minutes of power. We will be discussing extending this capacity with Neodata for our 1997 contract.

Thank you.

                                   EXHIBIT E


                                   Jerald Banwart
                                   Philip Morris
                                   Client Services

Natalle Wamboldt     Brad Ortmeier         Tom Black     Tom Richman
Customer Service     Front-End             Distribution  Information Services

                                   EXHIBIT F

                                (*) DEFINITIONS



(*) Costs associated with line operations which vary with volume (includes fixed salaries directly related to operations).

       Customer Service Representatives Salaries and Benefits
       Warehousing Personnel Salaries and Benefits
       Data Entry Personnel Salaries and Benefits
       Programmers Salaries and Benefits
       Training
       Rent
       Utilities
       Repairs and Maintenance
       Janitorial
       Security
       Real Estate Taxes
       Telephone
       Office Equipment
       Computer Equipment
       Supplies
       Painting
       Microfilming
       Freight
       Manifest Sortation System
       CPU Processing Time

(*)  Overhead costs (*) business which do not necessarily vary with volume.

       Client Service Personnel Salaries, Benefits, and Travel
       Sales and Marketing Personnel Salaries, Benefits, and Travel Administration Personnel Salaries, Benefits, and Travel
       Human Resources Salaries, Benefits, and Travel
       Finance and Accounting Salaries, Benefits, and Travel
       Recruiting
       Training
       Business Meetings
       Depreciation and Amortization Specifically Related to Equipment acquired for the purpose of performing (*)

*Filed under an application for confidential treatment

                                   EXHIBIT G

Exhibit (23 pages) filed under an application for confidential treatment

                                   EXHIBIT H

                        Supporting Invoice Documentation

Front-end                                     Postage (by Program)
---------                                     --------------------
Order Processing - Merchandise                USPS
Order Processing - Catalog                    UPS
Training                                      Federal Express
Ineligibles                                   Postage Correspondence
Keying of OCR Codes                           P.O. Box
Miscellaneous Front-End                       Miscellaneous Postage
Special Projects (a)                          Special Projects (a)
Supplies/Forms

Distribution                                  Information Services
------------                                  --------------------
Pick and Pack                                 Charges by Project
Manifest Sortation                            CPU Utilization
Warehousing                                   Maintenance and Support
Receiving
Storage                                       (*)
Replacement Items                             (*) should be recorded as a
Returns                                       separate line item on each invoice
Training
Shipping Supplies
Miscellaneous Distribution
Special Projects (a)

Telemarketing
-------------
Customer Service Representatives
Training
Outbound Telemarketing/Callbacks
Outgoing Correspondence
Age Verification
Catalog Request
Miscellaneous Telemarketing
Special Projects (a)

(a) Invoice shall include a detailed description of the special project and the name of the PM USA requester and/or approver.

*Filed under an application for confidential treatment

                                   EXHIBIT J

Exhibit (1 page) filed under an application for confidential treatment